 Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

REGIONS BANK
(Exact name of trustee as specified in its charter)

Alabama	63-0371319
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North, Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

________________

Jamie G. Lorio
Regions Bank, Corporate Trust Services
8440 Jefferson Highway, 4th Floor
Baton Rouge, Louisiana 70809
(225) 924-9314
(Name, address and telephone number of agent for service)
_____________________________

CENTURYTEL, INC.
(Exact name of obligor as specified in its charter)

Louisiana	72-0651161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 CenturyTel Drive, Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip code)

_____________________________

Senior Debt Securities
 (Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.
Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309
Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

	(b)	Whether it is authorized to exercise corporate trust powers.
Yes, the trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

Exhibit 1(a).	Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to Form T-1 (Registration No. 22-21909).
Exhibit 1(b)
Articles of Amendment to Restated Articles of Incorporation of the Trustee. (incorporated by reference to Exhibit 1(b) to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

Exhibit 1(c)
Articles of Amendment to Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(c) to Form T-1, filed as Exhibit 25 to the Form S-3/A of BellSouth Telecommunications, Inc. filed with the Commission on August 17, 2004).

Exhibit 2.	Not applicable.
Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1, Registration No. 22-21909).
Exhibit 4.	Bylaws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1, Registration No. 33-60351).
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a banking corporation, organized and existing under the laws of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baton Rouge, State of Louisiana.

REGIONS BANK

By:	/s/ Jamie G. Lorio
Name: Jamie G. Lorio Title: Senior Vice President

Exhibit 6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of senior debt securities by CenturyTel, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

REGIONS BANK

By:	/s/ Jamie G. Lorio
Name: Jamie G. Lorio Title: Senior Vice President

Exhibit 7

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31
	2007	2006
	(In thousands, except share data)
Assets
Cash and due from banks	$3,720,365	$3,550,742
Interest-bearing deposits in other banks	31,706	270,601
Federal funds sold and securities purchased under agreements to resell	1,177,170	896,075
Trading account assets	907,300	1,442,994
Securities available for sale	17,318,074	18,514,332
Securities held to maturity (estimated fair value of $51,790 in 2007 and $47,767 in 2006)	50,935	47,728
Loans held for sale	720,924	3,308,064
Loans held for sale—divestitures	—	1,612,237
Margin receivables	504,614	570,063
Loans, net of unearned income	95,378,847	94,550,602
Allowance for loan losses	(1,321,244)	(1,055,953)
Net loans	94,057,603	93,494,649
Premises and equipment, net	2,610,851	2,398,494
Interest receivable	615,711	666,410
Excess purchase price	11,491,673	11,175,647
Mortgage servicing rights	321,308	374,871
Other identifiable intangible assets	759,832	957,834
Other assets	6,753,651	4,088,280
Total assets	$141,041,717	$143,369,021

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing	$18,417,266	$20,175,482
Non-interest-bearing—divestitures	—	533,295
Interest-bearing	76,357,702	78,281,120
Interest-bearing—divestitures	—	2,238,072
Total deposits	94,774,968	101,227,969
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	8,820,235	7,676,254
Other short-term borrowings	2,299,887	1,990,817
Total short-term borrowings	11,120,122	9,667,071
Long-term borrowings	11,324,790	8,642,649
Total borrowed funds	22,444,912	18,309,720
Other liabilities	3,998,808	3,129,878
Total liabilities	121,218,688	122,667,567
Stockholders’ equity:
Common stock, par value $.01 per share:
Authorized—1,500,000,000 shares Issued, including treasury stock—734,689,800 shares in 2007 and 730,275,510 shares in 2006	7,347	7,303
Additional paid-in capital	16,544,651	16,339,726
Retained earnings	4,439,505	4,493,245
Treasury stock, at cost—41,054,113 shares in 2007 and 200,000 shares in 2006	(1,370,761)	(7,548)
Accumulated other comprehensive income (loss), net	202,287	(131,272)
Total stockholders’ equity	19,823,029	20,701,454
Total liabilities and stockholders’ equity	$141,041,717	$143,369,021

See notes to consolidated financial statements.